64873997_1 MATRIX SERVICE COMPANY DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

64873997_1 MATRIX SERVICE COMPANY DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS PURPOSE The purpose of this Plan is to give each Non-Employee Director of Matrix Service Company the opportunity to defer compensation earned for service as a Non-Employee Director. The Plan is adopted effective October 1, 2025. ARTICLE I Definitions Whenever the following terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates to the contrary: 1.1 “Account” means a bookkeeping account maintained by the Company to record the payment obligation of the Company to a Non-Employee Director as determined under the terms of the Plan. 1.2 “Beneficiary” means the person(s) or entity(ies) designated by the Non-Employee Director under Section 6.2 hereof who will receive the balance of the Non-Employee Director’s Account(s) in the event of his or her death. 1.3 “Board of Directors” or “Board” means the Board of Directors of the Company. 1.4 “Code” means the Internal Revenue Code of 1986, as amended from time to time. 1.5 “Committee” means the committee appointed by the Board (or the appropriate committee of the Board) to administer the Plan. 1.6 “Company” means Matrix Service Company. 1.7 “Company Stock” means the common stock of the Company, par value $.01 per share. 1.8 “Deferral Election” means an election by a Non-Employee Director that specifies the percentage of Eligible Compensation the Non-Employee Director has elected to defer to the Plan. 1.9 “Eligible Compensation” means the annual cash retainer and equity grants paid by the Company as compensation for services as a Non-Employee Director. In the event the Company pays Non-Employee Directors other cash or equity compensation for committee fees or meeting fees, Eligible Compensation shall also include these forms of compensation. 1.10 “Fair Market Value” means, as of any given date, a price that is based on the closing sales price of a share of Company Stock on the principal stock exchange on which Company Stock is traded or, if there is no such sale for such date, then on the last previous day on which a sale was reported. If shares of Common Stock are not traded on an established stock exchange, Fair Market Value shall be determined in good faith by the Committee in such manner as it deems appropriate.

64873997_1 2 1.11 “Non-Employee Director” or “Non-Employee Directors” means, at any given time, a member of the Board of Directors of the Company who is not an officer or present employee of the Company or any of its subsidiaries. 1.12 “Participant” means a Non-Employee Director who has elected to defer Eligible Compensation under this Plan. 1.13 “Plan” means the Matrix Service Company Deferred Compensation Plan for Non-Employee Directors. 1.14 “Section 409A” means Section 409A of the Code, and the regulations and other guidance issued by the Treasury Department and Internal Revenue Service thereunder. 1.15 “Separation from Service” means the date a Participant ceases to be a member of the Board; provided that, the determination of whether a “separation from service” has occurred shall be made in accordance with the meaning of “separation from service” under Section 409A. 1.16 “Stock Unit” means the unit of measurement which is deemed for bookkeeping and payment purposes to represent one outstanding share of Company Stock. 1.17 “Year” means each calendar year during the term of this Plan. ARTICLE II Participation 2.1 Deferral Elections. Each Non-Employee Director may elect to defer all or any portion of his or her Eligible Compensation under and subject to the terms of this Plan. All elections to defer shall be stated as a percentage of Eligible Compensation on forms provided by the Company. The minimum deferral is twenty-five percent (25%) and deferral elections in excess of such amount must be in increments of twenty-five percent (25%). A new deferral election must be filed each Year. 2.2 Timing Requirement of Elections. (a) First Year of Eligibility – New Directors. In the case of a person who first becomes a Non-Employee Director during the Year, he or she may defer Eligible Compensation to be earned during such Year by completing and delivering to the Company a Deferral Election within thirty (30) days of becoming a Non-Employee Director. The Deferral Election described in this paragraph becomes irrevocable as of the date delivered to the Company and applies to Eligible Compensation earned on and after the date the Deferral Election becomes irrevocable. (b) Prior Year Election – Existing Directors. In the case of existing Non-Employee Directors and newly-elected Non-Employee Directors who do not satisfy the timing requirements in paragraph (a) above, he or she may defer Eligible Compensation by completing and delivering to the Company a Deferral Election no later than December 31 of the Year prior to the Year in which the Eligible Compensation to be deferred is earned. The Deferral Election described in this paragraph becomes irrevocable as of December 31 of the Year prior to the Year in which the Eligible Compensation to be deferred is earned.

64873997_1 3 ARTICLE III Accounts and Investments 3.1 Establishment of Account. The Company will establish and maintain a separate Account in the name of each Participant who has elected to defer Eligible Compensation under the Plan. The balance of each Account will reflect deferrals of Eligible Compensation as well as adjustments as reflected in Section 3.2 and Section 3.3. A Director may select between two deemed investment alternatives for deferrals of cash compensation: (i) an interest investment alternative (as provided in Section 3.3) or (ii) a Stock Unit investment alternative (as provided in Section 3.2). Investment elections must be specified at the time of the deferral election is made and cannot be changed until deferral elections are due for the next Plan Year. Deferrals of Restricted Stock Units awarded to a Director will be deferred into the Stock Unit investment alternative under Section 3.2 below. 3.2 Stock Unit Alternative. The Company shall credit a Participant’s Account, as of the date the Eligible Compensation would have been otherwise payable, with the number of Stock Units determined by dividing the deferred amount of the Participant’s Eligible Compensation otherwise payable in cash by the Fair Market Value of a share of Company Stock on such date. 3.3 Interest Alternative. The Company shall credit a Participant’s Account as of the date the Eligible Compensation would have been otherwise payable, with an amount equal to the amount of the Eligible Compensation deferred. As of the last day of each calendar quarter, the Director’s Account shall be credited to reflect interest earnings for such calendar quarter, calculated at an interest rate equal to the prime rate of interest as designated by the Committee periodically. 3.4 Limitations on Rights Associated with Stock Units. The Stock Units credited to a Participant’s Account shall be used solely as a device for the determination of the amount of the actual shares of Company Stock to be eventually distributed to the Participant in accordance with this Plan. The Stock Units shall not be treated as property or as a trust fund of any kind. Participants in this Plan shall not be entitled to voting or other stockholder rights with respect to Stock Units credited under this Plan. ARTICLE IV Distribution of Account 4.1 Manner of Distribution. Distribution of the Participant’s Account held in Stock Units shall be made in actual shares of Company Stock. Distribution of the Participant’s Account balance held pursuant to the interest election shall be distributed in cash. The number of shares of Company Stock distributed shall be equal to the number of Stock Units existing in the Account as of the date the Participant’s Separation from Service occurs. 4.2 Timing of Distribution. The amounts payable under this Plan in respect of a Participant’s Account shall be distributed to the Participant (or, in the event of his or her death, the Participant’s Beneficiary or estate) within sixty (60) days of the date of such Participant’s Separation from Service. 4.3 Responsibility for Taxes. The Participants and their respective Beneficiaries will be liable for payment of any and all income or other taxes imposed on amounts payable under this Plan

64873997_1 4 unless the Company is otherwise required to withhold such amounts from the payment of the Account. ARTICLE V Administration, Amendment And Termination 5.1 Administration. This Plan shall be interpreted and administered by the Committee. Determinations made by the Committee pursuant to this Plan shall be final and binding on all parties. The Committee may authorize one or more of its members or any agent to act on its behalf, and may retain such legal, administrative, accounting and other services necessary to facilitate the administration of the Plan. 5.2 Amendment and Termination. This Plan may be amended, modified, or terminated by the Board at any time, except that no such action shall (without the consent of affected Participants or, if appropriate, their respective Beneficiaries or personal representatives) adversely affect the rights of Participants or Beneficiaries with respect to amounts deferred under this Plan prior to the date of such amendment, modification, or termination. ARTICLE VI Miscellaneous Provisions 6.1 Limitation on Participant’s Rights; Funding. This Plan shall only create a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust; provided, however, that the Company may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to satisfy its obligations under the Plan. The Plan in and of itself has no assets. Participants shall have only the rights of general unsecured creditors of the Company with respect to amounts credited to or payable from their Account(s). 6.2 Beneficiary Designation. Subject to applicable laws (including any applicable community property and probate laws), each Participant may designate in writing the Beneficiary that the Participant chooses to receive any payments that become payable after the Participant’s death. A Participant’s Beneficiary designation shall be made on forms provided and in accordance with procedures established by the Company and may be changed by the Participant at any time before the Participant’s death. If a Participant fails to designate a Beneficiary or if such designation is ineffective, any payment that would have otherwise been made shall be paid to the Participant’s estate. 6.3 Benefits Not Transferable; Obligations Binding Upon Successors. Benefits of a Participant under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest thereon, other than pursuant to Section 6.2, shall not be permitted or recognized. Obligations of the Company under this Plan shall be binding upon successors of the Company.

64873997_1 5 6.4 Section 409A. It is the intention that the provisions of this Plan comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), the Treasury regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and after application of all available exemptions, including but not limited to, the “short-term deferral rule” and “involuntary separation pay plan exception” and the provisions of this Plan shall be construed in a manner consistent with that intention. The Company shall not have any liability to Participants with respect to tax obligations that result under any tax law and makes no representation with respect to the tax treatment of the payments and/or benefits provided under this Plan. Any provision required for compliance with Section 409A that is omitted from this Plan shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed a part of this Plan to the same extent as though expressly set forth herein. If, and to the extent required to comply with Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” (excluding death) within the meaning of Section 409A and, for purposes of any such provision of this Plan, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean “separation from service” (excluding death). If you are deemed on the date of termination to be a “specified employee,” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology, then with regard to any payment or the providing of any benefit made under this Plan, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, and any other payment or the provision of any other benefit that is required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six-month period measured from the date of your “separation from service” or (ii) the date of your death. On the first day of the seventh month following the date of your “separation from service,” or if earlier, on the date of your death, all payments delayed pursuant to this subparagraph and Section 409A (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to you in a lump sum, and any remaining payments and benefits due under this Plan shall be paid or provided in accordance with the normal payment dates specified for them herein. For purposes of applying the provisions of Section 409A to this Plan, each separately identified amount to which you are entitled under this Plan shall be treated as a separate payment within the meaning of Section 409A. In addition, any series of installment payments under this Plan, shall be treated as a right to a series of separate payments under Section 409A, including Treas. Reg. Section 1.409A-2(b)(2)(iii). 6.5 Governing Law; Severability. The validity of this Plan or any of its provisions shall be construed, administered, and governed in all respects under and by the laws of the State of Oklahoma. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

64873997_1 6 6.6 Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan. MATRIX SERVICE COMPANY By: